UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2021

FREEDOM HOLDING CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33034	30-0233726
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

77/7 Al Farabi Ave., “Esentai Tower” BC, Floor 7, Almaty, Kazakhstan 050040
(Address of principal executive offices) (Zip Code)

+7 727 311 10 64
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	FRHC	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicated by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 18, 2021, Freedom Holding Corp. awarded restricted stock grants totaling 1,018,258 shares of its common stock to 56 employees and consultants (the “grantees”) of Freedom Holding Corp. and its subsidiaries, including two executive officers of Freedom Holding Corp, Askar Tashtitov and Evgeniy Ler. Freedom Holding Corp. and its subsidiaries are collectively referred to herein as the “Company.”

On May 18, 2021, the Company also finalized agreements with Messrs. Tashtitov and Ler to award each of them restricted stock grants of 6,621 shares of Company common stock as the long term equity incentive compensation portion of their compensation package for the Company’s 2022 fiscal year (which began on April 1, 2021 and ends on March 31, 2022), as previously reported in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “Commission”) on February 19, 2021.

The restricted stock grants and the long term equity incentive compensation awards were made under the Freedom Holding Corp. 2019 Equity Incentive Plan (the “Plan”) and pursuant to an effective registration statement on Form S-8 filed by the Company with the Commission on November 1, 2019.

Vesting of Restricted Stock Grants

The restricted stock grants made to the 54 non-executive officer grantees of the Company are scheduled to vest upon satisfaction of the vesting conditions described in this Current Report on Form 8-K (the “Report”), as follows:

Vesting Date	Shares of Common Stock
May 18, 2022	20% of the aggregate Restricted Stock
May 18, 2023	20% of the aggregate Restricted Stock
May 18, 2024	20% of the aggregate Restricted Stock
May 18, 2025	20% of the aggregate Restricted Stock
May 18, 2026	20% of the aggregate Restricted Stock

The restricted stock grants made to Messrs. Tashtitov and Ler are scheduled to vest upon satisfaction of the vesting conditions described in this Report, as follows:

	Shares of Common Stock
Vesting Date	Tashtitov	Ler
May 18, 2023	14,579	9,379
May 18, 2023	10,600	8,000
May 18, 2025	10,600	8,000
May 18, 2026	10,600	8,000

Vesting of the restricted stock grants to each grantee, including Messrs. Tashtitov and Ler, is contingent upon (i) the grantee remaining in Continuous Service with the Company through the applicable vesting dates set forth in the above vesting schedules, and satisfaction of the Continuous Service requirement notwithstanding, (ii) if the weighted average closing price of the Company’s common shares for the 20 trading days prior to the first vesting date is less than 70% of the closing price of the common shares on the Grant Date, (May 18, 2021), and as to any subsequent vesting date, if the weighted average closing price of the Company’s common shares for the 20 trading days prior to the vesting date is less than 70% of the weighted average closing price of the common shares on the immediately prior vesting date, then the common shares scheduled to vest on the vesting date shall not vest but shall be automatically forfeited on the stated vesting date and the Company shall have no further obligations to the grantee as to any portion of the restricted stock award forfeited.

Continuous Service means the grantee’s service with the Company, whether as an employee, consultant or director, is not interrupted or terminated. The grantee’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the grantee renders service to the Company as an employee, consultant or director or a change in the entity for which the grantee renders such service, provided that there is no interruption or termination of the grantee’s Continuous Service. The compensation committee of the board of directors of the Company (the “Committee”), or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted, and whether a Company transaction, such as a sale or spin-off of a division or subsidiary that employs a grantee shall be deemed to result in termination of Continuous Service. If a grantee’s Continuous Service terminates for any reason at any time before all of his or her restricted stock has vested, the grantee’s unvested restricted stock shall be automatically forfeited upon such termination of Continuous Service and the Company shall have no further obligations to the grantee under the agreement, unless otherwise determined by the Committee.

Vesting of Long Term Equity Incentive Compensation Awards

Vesting of the long term equity incentive compensation awards to Messrs. Tashtitov and Ler is subject to their respective Continuous Service with the Company until March 31, 2022.

Other Terms of the Restricted Stock Grants and Long Term Equity Incentive Compensation Awards

During the vesting periods described in this Report, each grantee will be the record owner of the restricted stock and the grantee shall be entitled to all the rights of a shareholder of the Company, including the right to vote and receive dividends or other distributions on the shares underlying the restricted stock grants and long term equity incentive compensation awards, provided, however, that dividend payments or other distributions on unvested shares shall be held in custody by the Company and subject to the same restrictions that apply to unvested shares. The shares underlying the restricted stock grants and long term equity incentive compensation awards will not be delivered until they vest. The grantees have no rights to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the shares underlying their restricted stock grants or long term equity incentive compensation awards until such shares vest, except as otherwise provided in the applicable Restricted Stock Award Agreement, Long Term Equity Incentive Compensation Agreement or the Plan. To the extent a grantee forfeits shares of restricted stock, the grantee shall no longer be entitled to any rights as a shareholder of the Company, including the rights to vote or receive dividends or other distributions on such forfeited shares. Neither the Plan nor the award agreements referred to in this Report confer upon any grantee the right to be retained in any position with the Company nor do they limit the Company’s rights to terminate the Continuous Service of any grantee at any time, with or without cause.

Each grantee has agreed that for a period of one-year following termination of the grantee’s Continuous Service with the Company, the grantee will not compete with the Company or solicit or contact any current, former or prospective clients of the Company.

Unless otherwise determined by the Committee at the time of a change in control of the Company, a change in control shall have no effect on the restricted stock grants or long term equity incentive compensation awards. If any change is made to the outstanding common stock or the capital structure of the Company, if required, the awards discussed in this Report shall be adjusted or terminated in any manner as contemplated by Section 11 of the Plan.

The Committee, in its sole discretion, may also amend any outstanding award, including for purposes of modifying the time or manner of vesting, or the term of any outstanding award, subject in certain instances to the consent of the grantee.

The restricted stock grants were awarded pursuant to Restricted Stock Award Agreements and the long term equity incentive compensation awards were awarded pursuant to Long Term Equity Incentive Compensation Agreements. Copies of (i) a Form of Restricted Stock Award Agreement used in connection with the restricted stock grants awarded to the 54 non-executive officer grantees of the Company, (ii) the Restricted Stock Award Agreements between the Company and each of Askar Tashtitov and Evgeniy Ler, and (iii) the Long Term Equity Incentive Compensation Agreements between the Company and each of Askar Tashtitov and Evgeniy Ler are attached as Exhibit 10.01 through 10.05 to this Report, respectively, and incorporated by reference herein. The descriptions of the terms of such agreements in this Report are only summaries and are qualified in their entirety by reference to such agreements.

Item 9.01 Financial Statements and Exhibits

(d)
Exhibits

Exhibit Number	Description

10.01	Form of Restricted Stock Award Agreement
10.02	Restricted Stock Award Agreement, effective May 18, 2021, between Freedom Holding Corp. and Askar Tashtitov
10.03	Restricted Stock Award Agreement, effective May 18, 2021, between Holding Corp. and Evgeniy Ler
10.04	Long Term Equity Incentive Compensation Agreement, effective May 18, 2021, between Freedom Holding Corp. and Askar Tashtitov
10.05	Long Term Equity Incentive Compensation Agreement, effective May 18, 2021, between Freedom Holding Corp. and Evgeniy Ler
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEDOM HOLDING CORP.

Date: May 21, 2021	By:	/s/ Timur Turlov
Timur Turlov
Chief Executive Officer